EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-94546, 333-07195, 33-94544, 333-07199, 333-52589, 333-62781, 333-52593, 333-77883, 333-87882 and 333-87880) pertaining to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees and to the Sypris Solutions, Inc. Independent Directors’ Stock Option Plan and in the Registration Statement (Form S-8 Registration Statement No. 333-114982) pertaining to the Sypris Solutions, Inc. 2004 Equity Plan, of our reports dated February 14, 2007 (except Note 9, as to which the date is March 12, 2007), with respect to the consolidated financial statements and schedules of Sypris Solutions, Inc., Sypris Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sypris Solutions, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 12, 2007